Exhibit 23.1



                        [Arthur Andersen LLP Letterhead]

                  As independent public accountants, we hereby expressly consent to the incorporation by reference of the financial statements and related report prepared by us and contained in this Annual Report on Form 10-K in to BioMarin Pharmaceutical Inc.'s Registration Statement on Form S-3, Registration No. 333-48800.

San Francisco, California

March 16, 2001

                                                     /s/ Arthur Andersen LLP